Fidelity Advisor Funds
VOTE
Fidelity Advisor Funds

Dear Fidelity Advisor
Funds Shareholder:
By now you should have received a proxy kit for an important vote regarding your Fidelity Advisor Funds investments. IF NOT, PLEASE CALL
1-800-522-7297.
By signing and mailing your voting cards right away, you will be helping us hold the line on administrative costs!
Thank you.
Fidelity Advisor Funds logo.
Fidelity Distributors Corp., 82 Devonshire Street, Boston, MA  02109